UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Universal Stainless & Alloy Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A relates to preliminary communications made prior to furnishing the stockholders of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), with a definitive proxy statement related to a proposed transaction contemplated by that certain Agreement and Plan of Merger, dated October 16, 2024, by and among the Company, Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

This Schedule 14A filing consists of the following documents relating to the Transactions:

•	Presentation to the Company’s employees held on October 17, 2024

•	FAQ distributed to the Company’s employees on October 17, 2024

•	Transcript of the conference call and webcast held on October 17, 2024 at 9:00 a.m. Eastern Time related to the Transactions

Employee Presentation

The following is a copy of the presentation presented by Company management at meetings with the Company’s employees held on October 17, 2024, related to the Transactions.

A Global Pioneer in Innovative Material Solutions

Disclaimer Forward Looking Statements This document may contain forward-looking information and statements about Aperam SA and its subsidiaries. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements may be identified by the words ‘’believe’’, ‘’expect’’, ‘’anticipate’’, ‘’target’’ or similar expressions. Although Aperam’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Aperam’s securities are cautioned that forward-looking information and statements are subject to numerous risks and uncertainties, many of which are difficult to predict and generally beyond the control of Aperam, that could cause actual results and developments to differ materially and adversely from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in Aperam’s filings with the Luxembourg Stock Market Authority for the Financial Markets (Commission de Surveillance du Secteur Financier). The information is valid only at the time of release and Aperam does not assume any obligation to update or revise its forward-looking statements on the basis of new information, future, events, subject to applicable regulation. 2 © 2024 – Aperam

1 —— Who is Aperam?

4 © 2024 – Aperam

Sector Title Aperam Group Key figures Customers in more than 11,500 employees 6,592 million euros 2.5 million tonnes 40 countries working in 31 countries revenue in 2023 of flat stainless steel, alloys and electrical steel 3 R&D centers capacity in Brazil (150 researchers) and Europe 6 main production 2.20 million tons 0.28 CO2e/ton facilities located in Brazil, of steel shipped in 2023 per ton of slabs: one of Belgium and France. the world's lowest carbon Highly integrated footprint in the sector (scope 1+2 incl. the sequestration distribution, processing effect of our Brazilian forests) and services network 5 © 2024 – Aperam

Who is Aperam?

Our Group Segments

Recycling & Renewables



1.4mt Scrap & Charcoal shipments

38% of group adj Ebitda

2,700 employees

Global largest producer of Charcoal, and one of the world's largest aerospace and Stainless Steel recycler,

Stainless & Electrical



2.5mt production capacity

1.6mt of gross shipments

22% of group adj Ebitda

5,000 employees

Amongst the largest producers of stainless steel globally

Services & Solutions



647kt of gross shipments

6% of group adj Ebitda

1,550 employees

Aperam's distribution arm

Alloys & Specialties



40 kt production capacity

33kt of gross shipments

12% of group adj Ebitda

1,200 employees

Top 3 producer of nickel alloys globally

* gross shipments and adj. Ebitda are before eliminations ** By production capacity *** ELG was acquired in 2021 and consolidated from 2022, BioEnergia was accounted in S&E in 2021

© 2024 – Aperam

aperam 6

Who is Aperam?

Business Overview

Main Production Sites



Isbergues, France
Cold rolling mill
Finishing
Châtelet, Belgium
Melt shop
Hot rolling mill
Pt-de-Roide, Fance
Precision cold rolling mill
Gueugnon, France
Cold rolling mill
Finishing
Genk, Belgium
Melt shop
Cold rolling mill
Foshan, China
Imhua Special Metals parts manufacturing (magnetic cores)
Timóteo, Brazil
Melt shop
Cold rolling mill
Finishing
Imphy, France
Melt shop
Cold rolling mill
Finishing
Indore, India
ICS
Cladding, cold rolling, annealing and finishing
BioEnergia, Brazil
Eucalyptus forests
Charcoal production
Aperam Recycling & Renewables
Stainless & Electrical
Alloys & Specialties
50 Locations | 18 Countries | 5 Continents (Recycling)

aperam 7

Who is Aperam? Health & Safety Our first Objective LTIFR is below the stainless … with very low Roadmap with * steel industry … severity rate** 3 strategic axes > Prevent and control the risk of fatal and severe accidents 0 Fatality Detailed improvement plan post 70 LTI a H&S audit of each site 21 Restricted work Monthly monitoring 112 Declared accident > Identify cultural maturity 465 First aid Uses external framework to 52,656 Unsafe acts assess and improve H&S at each site individually > Support and coordinate transversal actions Launch of single incident reporting and investigation tool Aperam ISSF * Lost time injury frequency rate = number of injuries resulting in lost time per million working hours – 2021: Aperam 2.2 versus ISSF average 4.3, ISSF 2023 data will be published in late May 2024 ** Severity rate = total number of days lost for accidents/total/hours worked x 1,000,000. Scope change 2023 containing ELG 8 © 2024 – Aperam

Who is Aperam? Long Term Strategy Our long term strategy is driven through Drive base dividend growth focusing our resources on & Solid balance sheet ● decommoditizing our products ● serving a higher value for our customers ● becoming efficient in our supply chains ● delivering on our sustainability goals. > Specialty > Sustainability Boost Shareholder Returns > Supply Chain CYCLICAL BUSINESS Fund Re-investment in New Earnings Streams BUSINESS GROWTH By investing in the key pillars of our growth, we ensure a healthy balance sheet, and at the same time we continue investing to generate more opportunities for the company and for our stakeholders... 9 © 2024 – Aperam

2 —— Innovation & Megatrends

Innovation & Megatrends A World-class Research structure 55 patent families Open with a total of 24.3 m€ approximately 450 Innovation Total R&D Leading R&D patents budget Partnerships with Product and process customers, suppliers innovation in and universities - all Stainless Steels, leaders in their fields Nickel Alloys and 3 R&D Electric Steels Centers 141 researchers located in Brazil (Timóteo) & France (Isbergues & Imphy) 5.1 m€ dedicated to research related to Sustainability 11 © 2024 – Aperam

Innovation & Megatrends Not only a Producer but Also a Change Maker Profound and Lasting Change Drives Unprecedented Growth of Stainless, Alloys & Electrical Steel Consumption We Empower We ignite We offer Sustainable & Safe the Energy Transition the Mobility Revolution Packaging Solutions Decrease CO Footprint Electrification of Mobility Reusable Deli Trays 2 of Energy Production Microwaveable Food Hydrogen Mobility Improve Energy Grids & Storage Containers Decarbonization of Optimize Energy Consumption Transport of Goods 12 © 2024 – Aperam

13 © 2024 – Aperam

3 —— Circular Economy

Circular Economy Accelerating the Way to Global Carbon Neutrality by 2050 Already recognized by investors, NGOs & authorities Aperam Aperam BioEnergia Recycling Recycling SCRAP DUST & RESIDUES RENEWABLE PLANTS TO FERRO ALLOYS ENERGY RECYCLING RECYCLING EXTRACT NICKEL BETTER SOURCING 15 © 2024 – Aperam

Sector Title Aperam infinite Near zero footprint premium products CO emissions 2 reduced by >98% recycled content 50% We are helping key customers reduce their own scope 3 emissions by using our low CO stainless steel. 2 16 © 2024 – Aperam

17 © 2024 – Aperam

Let’s Create a World of Performance and a Future we can all be proud of!

Important information Additional Information and Where to Find It In connection with the transactions contemplated by the definitive merger agreement (the “Merger Agreement) (the “Transactions”), Universal Stainless & Alloy Products, Inc. (the “Company”) intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, APERAM AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.univstainless.com. Participants in the Solicitation The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of the Company have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in the Company’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by the Company’s stockholders. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of the Company’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for the Company will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate the Company’s business; the effect of the announcement or pendency of the Transactions on the Company’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which the Company’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in the Company’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date of this presentation, and except as otherwise required by federal securities law, the Company does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Employee FAQ

The following is a copy of the FAQ shared with the Company’s employees on October 17, 2024, related to the Transactions.

Employee Frequently Asked Questions Regarding the Acquisition of Universal Stainless and Alloy Products

October 17, 2024

1.	What company is acquiring Universal?

A: Aperam is a global player in stainless, electrical, specialty steel and recycling, with customers in over 40 countries. The business is organized in three primary operating segments: Stainless & Electrical Steel, Services & Solutions and Alloys & Specialties.

Aperam has a flat Stainless & Electrical Steel capacity of 2.5 million tons in Brazil and Europe and is a leader in high value specialty products. In addition to its industrial network, spread over six production facilities in Brazil, Belgium, and France, Aperam has a highly integrated distribution, processing and services network and a unique capability to produce stainless and special steels from low-cost biomass (charcoal made from its own FSC-certified forestry).

To date, Aperam employs approximately 11,500 employees world-wide.

More information can be found on their website at www.aperam.com

2.	Where are Aperam’s headquarters?

A: Main headquarters are in Luxembourg with global operations.

3.	Why was Aperam selected as our potential new owner?

A: We believe that Aperam aligns well with our organization and product line. They have a great reputation in the industry and can provide the financial means to help us grow to our fullest potential.

4.	What led to this potential acquisition with Aperam?

A: Early this year the Universal board decided to launch a process with the assistance of TD Cowen to explore strategic alternatives to help accelerate the growth of our company, which ultimately led to an auction process to seek a potential acquirer. From the start, the options considered by the Universal board included sourcing strategic capital, partnerships, joint ventures, acquisitions or being acquired, all in the best interest of our stockholders, employees, customers, and other major stakeholders.

5.	Are they financially stable?

A: Aperam is a financially stable, large, public company. They generated about 471 million Euros of net cash from operations in 2023, or about $513 million dollars.

6.	Is their intention to continue to maintain the business in the U.S.?

A: Aperam likes our business model and the success that we have seen over the past 30 years. They are purchasing the company to supplement their current organizational set up, product line, and customer base. The intention is to continue normal business operations at all Universal facilities. We will continue to do business as Universal Stainless and maintain our headquarters in Bridgeville.

7.	What do I do if questioned by customers, suppliers, shareholders, or news media regarding the transaction?

A: As with any request for information, please do not interject your opinion, but instead direct the inquiry to our legal counsel, John Arminas, including from investors and any reporters.

Our Sales team will respond to customer questions, and our Purchasing team will respond to questions from our suppliers.

8.	Does Aperam have any other U.S. businesses?

A: Yes, they have a flat products distribution center and a scrap company in the U.S.

9.	Why was this kept confidential?

A: Because we are a publicly traded company, we are under certain legal restrictions regarding insider information. Only a small group of individuals within the organization were aware of this process. These individuals had to become aware to assist in the transaction process. Each of these individuals has signed a non-disclosure agreement and has been legally prohibited from sharing details of the process.

10.	Will we be subject to U.S. or European employment laws?

A: Because we are operating in the United States, we are still bound by all U.S. employment laws and regulations.

11.	Will we still be considered a public company?

A: We will remain a public company until the acquisition is closed. After that, we will fall under the Aperam umbrella of companies. Aperam is traded on stock exchanges in Amsterdam, Brussels, Paris, and Luxembourg under the listing code APAM. In the United States, Aperam shares are traded as New York registry shares on the OTC under the symbol APEMY. Universal’s stock will no longer be traded on the NASDAQ.

12.	When will the transaction be final?

A: This is a lengthy process, and the deal is expected to close in the 1st quarter of 2025, subject to certain conditions for the closing of the transaction, including the approval of our stockholders.

13.	Is it business as usual until the deal is final?

A: Yes. It is imperative that we remain business as usual. We will continue to operate as a separate, independent company until the transaction closes. We cannot allow distractions to prevent us from obtaining our production and shipping goals for the best interest of our customers, stockholders, and fellow employees. Additionally, reaching our goals further benefits you in your profit sharing pay out.

14.	Will this proposed transaction result in a hiring freeze?

A: No, it is important that we remain appropriately staffed to continue to reach our current and future goals.

15.	Will this proposed transaction result in a spending freeze?

A: No. We are still responsible to our stockholders and to each other to continue to operate in a financially responsible manner.

16.	Will the company’s name change after the transaction is final? Will we need to change signage, letterhead, business cards, etc.?

A: After we become part of Aperam, we will retain the Universal Stainless name, but the logo will eventually change. So, there is no doubt, given the multiple legal names and the Dunkirk Specialty name we have today, all four of our plants will have the name Universal Stainless, an Aperam company.

17.	How will this affect the Collective Bargaining Agreements?

A: We are under contractual agreement that all CBAs remain in force following a transaction such as this one.

18.	Will leadership remain in place?

A: Yes. Aperam is buying not just the company, but the people that lead and drive the business.

19.	Will our management team change?

A: No. Aperam is buying not just the company, but the people that lead and drive the business.

20.	Will all reporting relationships remain the same?

A: Yes.

21.	Will we meet the Aperam CEO?

A: Tim Di Maulo, CEO of Aperam, is planning to personally visit each location as we progress through this process.

22.	How do the new owners know about our organization structure, my role in the company, and if I even exist in the organization?

A: An employee census and an organizational structure were provided as part of the due diligence process. This has allowed Aperam to become familiar with our team and organizational set up.

23.	Are any layoffs planned in connection with the transaction?

A: No.

*********************************

Additional Information and Where to Find It

In connection with the transactions contemplated by the definitive merger agreement (the “Transactions” and such agreement, the “Merger Agreement”), the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, APERAM AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.univstainless.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of the Company have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in the Company’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by the Company’s stockholders.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of the Company’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for the Company will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate the Company’s business; the effect of the announcement or pendency of the Transactions on the Company’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which the Company’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in the Company’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, the Company does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Transcript of Conference Call and Webcast on October 17, 2024

The following is a copy of the transcript of the conference call and webcast held by the Company on October 17, 2024 at 9:00 a.m. Eastern Time related to the Transactions.

Universal Stainless (Update)

October 17, 2024

Corporate Speakers:

•	June Filingeri; Comm-Partner; Investor Relations

•	Christopher Zimmer; Universal Stainless; President, Chief Executive Officer

Participants:

•	Philip Gibbs; KeyBanc Capital Markets; Analyst

PRESENTATION

Operator^ Good day. And thank you for standing by.

Welcome to the Universal Stainless Conference Call. (Operator Instructions)

Please be advised that today’s conference is being recorded.

I would now like to turn the conference over to June Filingeri.

Please go ahead.

June Filingeri^ All right. Thank you. Good morning. This is June Filingeri of Comm-Partners.

And I also would like to welcome you to the Universal Stainless conference call and webcast.

With us from management today are Chris Zimmer, President and Chief Executive Officer; and John Arminas, Vice President and General Counsel.

Before I turn the call over to management, let me quickly review procedures. After management has made formal remarks, we will have a brief Q&A session. (Operator Instructions)

As always, I must remind you that the comments made today may contain forward-looking statements.

These statements are not guarantees of future performance and involve risks, assumptions and uncertainties that may cause actual results to be materially different from those indicated or anticipated by these forward-looking statements.

We encourage you to read the press release issued today, the proxy materials to be sent to Universal stockholders in connection with the transaction and Universal’s other filings with the SEC for a discussion of the risks that can affect the transaction between Universal and Aperam and Universal’s business.

Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements, whether as a result of new information, change, circumstance or unanticipated events except as may be required by law.

This conference call is for informational purposes only and shall not constitute the solicitation of any proxy concerning the proposed business combination or otherwise, proxies may only be solicited by means of the proxy materials to be provided to universal stockholders in connection with the transaction.

Please refer to the press release for our complete safe harbor statement.

With these formalities complete, I would now like to turn the call over to Chris Zimmer.

Chris, we are ready to begin.

Christopher Zimmer^ Thank you, June. Good morning. And thank you for joining us.

We’ve reached a major milestone in the 30-year history of Universal Stainless.

I’m very pleased to report that we signed a definitive agreement to be acquired by Aperam, a global leader in stainless specialty steel solutions and recycling with complementary capabilities and strong financial resources. Headquartered in Luxembourg, Aperam has production facilities in Belgium, France and Brazil.

Universal will be Aperam’s first manufacturing operation in the U.S. Their business is organized in three primary operating segments: stainless and electrical steel, services and solution and alloys and specialties.

Our products are complementary and do not overlap. Under the terms of the agreement, Aperam will acquire all of the outstanding shares of Universal Stainless for $45 per share in cash, which represents a premium of about 19% to our 3-month volume weighted average share price and is a 10.6x trailing 12-month adjusted EBITDA as of June 30, 2024. The transaction is expected to close in the first quarter of 2025.

This agreement comes after a 6-month effort to identify a range of strategic options to accelerate our growth momentum beyond what we’ve already accomplished in the past five consecutive quarters of growth.

During this thorough and exhaustive process, our investment bank, TD Cowen, contacted a substantial number of potential strategic and financial partners with many of them sent confidential investment memoranda. The Board believes that this transaction was superior to all other alternatives for all Universal stakeholders.

The opportunity to join Aperam meets all requirements on our priority list.

First, since it’s an all-cash transaction, it will deliver liquidity and a premium return to our shareholders on their investment in Universal.

Second, it benefits our employees.

Our team will remain intact. They will be the part of a fast-growing company with access to larger, more diversified markets beyond the U.S. including Europe, Asia and other regions. Their career opportunities will broaden as they work with international teams and new customer bases.

Our team has proudly built the company we are today, and we will retain our identity as Universal Stainless as well as our autonomy and our culture.

Third, our customers will benefit as Universal Stainless benefits from the synergies to be achieved in collaboration with Aperam enabling us to further drive operational excellence. Aperam is committed to providing capital and supporting all of our current businesses while investing in manufacturing and technologies that will enable us to become more efficient, add products to our portfolio and better serve our customers.

Fourth, our communities will benefit as our accelerated growth leads to job creation including union jobs.

Becoming part of Aperam is a unique and timely opportunity to accelerate our growth trajectory and take it to a whole new level.

We’re moving forward to capture this opportunity now.

I joined with Aperam’s CEO, Tim Di Maulo, to say that today marks an exciting milestone for both of our companies.

We look forward to joining forces with Aperam to the mutual benefit of our shareholders, our employees, our customers and our communities.

That concludes my comments this morning.

We’ll have time for a brief question and answer session now as I will be meeting with all universal employees over the next couple of days.

Operator, we’re ready to take questions.

QUESTIONS AND ANSWERS

Operator^ (Operator Instructions) And our first question will be coming from Philip Gibbs of KeyBanc Capital Markets. Your line is open, Phil.

Philip Gibbs^ Hey, good morning. Congratulations.

Christopher Zimmer^ Thanks, Philip. Good morning. How you doing?

Philip Gibbs^ Doing well. Yes, first question is essentially, you mentioned that you’ve been looking at potential options or alternatives to grow this business for the last several months. Guess, why did you come to the conclusion that this was the best offer as you sort of peruse what was out there in this process?

Christopher Zimmer^ Yes.

So you’re right.

I think to reiterate what you were saying there. This has been an extremely exhaustive and thorough process that’s covered really the better part of the year. This was an initiative that was launched at the Board’s direction to seek strategic alternatives with the assistance of TD Cowen to figure out ways that we can accelerate the business.

Having gone through this process and looked at a lot of different options, we ultimately feel extremely confident that Aperam delivers the best alternative to help accelerate the growth of the company, return a meaningful — return to shareholders right now. There is going to be more about this. The Board’s decision and their determination that the merger was in the best interest of the company and the shareholders. There’s going to be a lot more information about the process that comes up, leading up to the signing the agreement that’s going to be coming out in our proxy statement to come out here in the near future.

Philip Gibbs^ You run up against Aperam and your markets or your customer set when you’re competing for business? Did they have any like-for-like assets as you? Or is this a kind of a new foray for them?

Christopher Zimmer^ Yes. This is completely new.

I would call this a classic complementary fit, where there is no overlap. The customers, the products, the markets that we’re in, there is no overlap.

So this is a tremendous opportunity to not only complement what they do, but this helps us to accelerate our growth, geographical positioning.

They’ve got a very strong presence in Europe. The ability for us to be able to leverage each other’s strengths, I think it’s going to have some natural synergistic impacts.

But the direct answer to your question is no, there’s no existing overlap with products and customers today.

Philip Gibbs^ And what type of — you said 1Q closing, so what type of customary regulatory things need to occur in the interim?

Christopher Zimmer^ So we’re going to go through the, I would say, what I call standard regulatory types of processes to run through. The details of that are going to come within the proxy that gets filed and the 8-K also covers a few of those different things that are the hurdles that need to come ahead of us. Nothing that we see as being concerning.

At the tail end of this process, obviously you’ve got the proxy going out to shareholders with an ultimate vote.

So we’ve kind of looked towards the first quarter is what we think is a reasonable landing date.

And you never know. These things can fly by extremely smooth and maybe we’re looking at the tail end of this year.

I don’t see it slipping beyond the first quarter, but you never know.

So we’re kind of looking at the first quarter as the most likely time period where we we’ll be in a position to close.

Philip Gibbs^ Thanks very much.

Christopher Zimmer^ Okay. Thanks, Phil. Have a good day.

Operator^ (Operator Instructions) I would now like to hand the call back to Mr. Zimmer for closing remarks.

Christopher Zimmer^ Thank you again for joining us this morning. This is an exciting time for Universal Stainless as we move forward and start a new chapter in the history of the company.

Have a great day.

Operator^ And this concludes today’s conference. Thank you for participating.

You may now disconnect.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Merger Agreement, dated October 16, 2024 (the “Merger Agreement”), by and among the Company, Aperam US Holdco LLC, a Delaware limited liability company, and Aperam US Absolute LLC, a Delaware limited liability company (the “Transactions”), the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, APERAM AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.univstainless.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of the Company have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in the Company’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by the Company’s stockholders.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of the Company’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for the Company will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate the Company’s business; the effect of the announcement or pendency of the Transactions on the Company’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which the Company’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in the Company’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, the Company does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.